Exhibit 10.20

Shenzhen Data Center Project

Premise Lease Agreement

Lessor: Shenzhen Energy Logistics Co., Ltd.

Lessee: EDS (HK) Limited[EDS (HK) Limited ]

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Premise Lease Agreement

No.BZ20120420H1

Lessor:    Shenzhen Energy Logistics Co., Ltd. (hereinafter referred to as Party A)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

Tel: +86 755 — 83591868          Fax: +86 755 - 83594467

Lessee:    EDS (HK) Limited[EDS (HK) Limited ] (hereinafter referred to as Party B)

Address: Unit C, 9 Floor, Regency Centre, Phase Two, 41-43 Wong Chuk Hang Road, Hong Kong.

Tel: +86 10 - 59539000     Fax: +86 10 - 59539066

Party A and Party B enter into this Contract by consensus through friendly negotiation according to the Contract Law of the People’s Republic of China, Customs Law of the People’s Republic of China, Management Regulations on Futian Free Trade Zone in Shenzhen Special Economic Zone and other relevant national regulations to clarify the rights and obligations of the lessor and the lessee.

Article 1: Leased object and purpose

1.                          Party A agrees to rent out its house (hereinafter referred to as “leased housing”) with the construction area of 15000m2 from the first to seventh floor (in which, the construction area leased in the seventh floor is 633.365m2, including elevator machine room, equipment room, stairs and other shared construction area according to the provisions) in the Energy Logistics center phase 2 located at No.5, Taohua Road, Futian Free Trade Zone, Shenzhen to Party B, and the construction area division of the rental housing may be agreed by both parties in the appendix. The construction area is subject to the construction area in the title deed.

2.                          Party B uses the rental housing as the data center for data processing, data center site services, disaster recovery services and other IT outsourcing services. All transformation and decoration schemes, including the basement and outdoor container type diesel generator sites, shall be approved by Party A and relevant competent departments.

Article 2: Term of contract

1.                          The contract is valid for twenty years from October 1, 2012 to September 30, 2032.

2.                          The rent-free period is 4 months.

3.                          Both parties shall confirm the contract renewal matters 6 months prior to the expiry of the Contract. Party B enjoys the priority right to lease under equal conditions.

Article 3: Special terms

1.                          According to the power supply line requirements of Party B, Party A, as the owner, is responsible for declaring the power supply capacity increase project, with the power supply capacity of 17500 + 17500KVA double circuits (the power supply capacity of single circuit does not exceed 17500KVA, subject to final technical scheme; Party B provides the final technical scheme for power utilization within 15 days after signing of the agreement) and Party B is responsible for the technology and capital contribution and provides various materials, drawings and documents required by the power supply department. If Party B delays in providing the technical scheme for power utilization, the time for Party A to obtain the power supply application approval may be delayed accordingly. Under normal circumstances, Party A obtains the power supply application approval within one month after Party B provides the technical scheme for power utilization.

2.                          If Party A fails to obtain the power supply application approval before approach construction of Party B or within two months after Party B provides the power utilization scheme, Party B has the right to terminate the Contract. Party A returns the lease deposit paid by Party B and pays corresponding current interest within one week after termination of the Contract.

3.                          Party B shall register a domestic enterprise in Shenzhen within half a year after signing of this agreement. Both parties agree that the rights and obligations of Party B agreed herein are transferred to the enterprise legal person established by Party B in Shenzhen and agree to re-sign the house lease contract according to the agreement herein.

Article 4: Delivery of leased housing

1.                          Both parties shall handle the handover procedures of the leased housing on the delivery date. Both parties sign Appendix 4 House Handover Sheet after acceptance of the leased housing and Party A is deemed to have performed the delivery obligations of the leased housing. Both parties agree that Appendix 4 is used as the acceptance basis for Party A to deliver the leasehold to Party B and for Party B to return the leasehold to Party A at the termination of the Contract.

2.                          In case of failure to deliver the leased housing to Party B on the delivery date without justified reasons, Party A shall pay the liquidated damages at RMB[REDACTED]1/day for each day overdue.

Article 5: House rent

1.                          The leased housing rent is calculated according to the total construction area 15000m2 and charged in installments of 10 years + 5 years + 5 years. Before the end of the 10th month in the 10th year, both parties negotiate on the rent from the 11th year to the 13th year according to the rent in the market, with the rise or fall amplitude not exceeding [REDACTED]2 of the rent in the 10th year. The rent standard for the 14th year and the 15th year is charged according to [REDACTED]3 of the rent from the 11th year to the 13th year agreed by both parties. Before the end of the 10th month in the 15th year, both parties negotiate on the rent from the 16th year to the 20th year. The detailed rents are shown in the appendixes.

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1)                         Lease term from 1st to 4th year: the rent is charged at RMB[REDACTED]4/m2/month (excluding the property management fee) from October 1, 2012 to September 30, 2016; within two years from lease commencement date (1 month in 2012, 2.5 months in 2013 and 0.5 months in 2014), Party B enjoys a rent-free period for 4 months.

2)                         Lease term from the 5th to the 7th year: the rent is charged at RMB[REDACTED]5/m2/month (excluding the property management fee) from October 1, 2016 to September 30, 2019.

3)                         Lease term from the 8th to the 10th year: the rent is charged at RMB[REDACTED]6/m2/month (excluding the property management fee) from October 1, 2019 to September 30, 2022.

4)                         Lease term from the 11th to the 13th year: the rent standard from October 1, 2022 to September 30, 2025 is negotiated by both parties separately and the rent rise or fall amplitude does not exceed [REDACTED]7% of the rent in the 10th year.

5)                         Lease term from the 14th to the 15th year: the rent standard from October 1, 2025 to September 30, 2027 is charged according to [REDACTED]8% of the rent from the 11th year to the 13th year agreed by both parties.

6)                         Lease term from the 16th to the 20th year: the rent from October 1, 2027 to September 30, 2032 is negotiated separately according to the surrounding market quotation and the government guidance price, with the rise or fall amplitude not exceeding [REDACTED]9% of the property rent in the surrounding equal conditions.

2.                          The property management fees and the service charges are charged at [REDACTED]10% of the rent. The property management fees only contain the costs for the sanitation and hygiene, greening, fire prevention and public security in Party A’s public areas and exclude the costs for the property in the building leased by Party B, such as the costs incurred from lighting appliance replacement (fluorescent lamps, sockets and wires) and cleaning in the building area. If Party A is required to provide corresponding property services, the corresponding fees shall be charged separately. The property service content and level are shown in the appendixes.

3.                          If Party B leases the outdoor site other than the building leased by Party B, the rent is charged at RMB[REDACTED]11/m2/month and the charging standard is calculated according to the floor area of the outdoor site to be used by Party B, in which, the rent is exempted for the floor area of the basement (floor area not exceeding 300m2) and an outdoor container type diesel generator.

4.                          Payment account: Party B shall pay all rents, property management fees and deposits of the

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leased housing under the Contract to the following account of Party A:

Account name: [REDACTED]12

Account No.: [REDACTED]13

Bank name: [REDACTED]14

Article 6: Lease deposit

1.                          Party B shall pay the lease deposit of RMB[REDACTED]15 (in words: RMB[REDACTED]16) equivalent to the total rent for two months and may make payment in installments. Party B pays the lease deposit of RMB[REDACTED]17 (in words: RMB[REDACTED]18) equivalent to the total rent for a month to Party A within five working days after effective date of the Contract and pays the lease deposit of RMB[REDACTED]19 (in words: RMB[REDACTED]20) equivalent to the total rent for a month to Party A within five working days after power supply transformation.

2.                          As the guarantee for Party B to commit to implement relevant contract terms, the lease deposit may be used for breach compensation and other others and for charge against the accounts payable upon expiry of the Contract; if there are no obligations not performed through validation, the lease deposit is returned by Party A fully free of interest.

3.                          In case of failure to submit the lease deposit overdue, the Contract is invalid automatically and the default party bears relevant responsibilities.

Article 7: Utilities and other costs

1.                          The utilities arising from the leased housing use process by Party B are charged according to the charging standard of the water and power supply department in Futian Free Trade Zone and Party B shall bear reasonable damage costs according to the charging standard of the government departments;

2.                          The installation procedures and the costs arising from installation of digital optical fiber, broadband network, telefacsimile and other communication equipment by Party B for business requirements are borne by Party B.

Article 8: Costs and settlement method

1.                          Regarding the monthly house rent Party A issues a regular tax invoice before the [REDACTED]21day each month and Party B pays the rent of the month before the

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[REDACTED]22day each month;

2.                          Regarding the property management and service fees, Party A submits the cost composition list and invoice of the property management and service fees for last month before the [REDACTED]23day each month and Party B pays the property management and service fees for last month before the [REDACTED]24day each month after audit.

3.                          The lease deposit is calculated and collected according to relevant provisions in Article 5 herein;

4.                          The monthly utilities and other costs payable to Party A are checked and paid by Party B before the [REDACTED]25day next month;

5.                          The monthly communication fees and other relevant costs paid by Party B in its own name shall be paid by Party B to relevant departments on schedule;

6.                          All costs receivable by Party A involved in performance of the Contract shall be paid by Party B within the period stipulated herein and the period is postponed in case of holidays. In case of failure to pay on time, Party B shall pay the overdue fine at [REDACTED]26‰ of the accounts payable for each day overdue.

Article 9: Staff

Party A agrees Party B to dispatch staff in the leased area and Party B’s staff shall comply with Party A’s fire and safety systems and other relevant provisions; otherwise, Party A has the right to require Party B to replace the dispatched staff.

Article 10:        Leased Housing Management

1.                          The ownership nature of the leased housing shall not be changed as a result of signing of the Contract.

2.                          Party A regularly makes fire and safety inspection of the leased housing in the term of lease and ensures that the leased housing and its ancillary facilities, public facilities and equipment shall be in normal available and safe status;

3.                          Party A may be entrusted by Party B to provide indoor decoration, business affairs, indoor cleaning and other services at the cost of Party B;

4.                          Through consent by Party A’s audit scheme and approval of relevant departments, Party B may make secondary decoration of the leased housing at the cost of Party B;

5.                          The installation of equipment, furniture and pipelines and the operation affecting the building structure of the leased housing may be performed with the consent of Party A;

6.                          Any person shall hold the pass, temporary work permit or access card and other effective certificates issued by Party A to enter Party A’s area;

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7.                          The property maintenance incurred in Party B’s leased area is borne by Party B;

8.                          Party B is responsible for management work in the leased housing and any person may enter Party B’s leased area with the consent of Party B;

9.                          Party B shall not engage in the behaviors violating national regulations, control regulations of the customs and relevant rules and regulations of Party A in the leased housing;

10.                   Neither party may, in any name, place the inflammable, explosive or corrosive and other hazardous articles in the building of the leased housing as ordinary houses. Either party concealing the cargo nature and bringing in such cargo shall bear all resulting personal and property losses;

11.                   According to the fire codes and relevant department provisions, Party B shall sign a Safety Management Agreement (as shown in Appendix 7) when signing this Contract;

12.                   Party B shall move out of the leased housing and move out all equipment, furniture and sundries and obtain Party A’s written certificate to get back the lease deposit within 30 days before expiry of the Contract. For the articles not moved out overdue, Party B is deemed to give up their ownership; for each day overdue, Party B shall pay the amount twice the rent payable on the day.

13.                   The new articles acquired by Party B may be recovered by Party B at the expiry of the term of lease and the part set up, transformed and decorated by Party B, except that not treated by Party B with the written consent of Party A (including generator set and other equipment), shall be recovered by Party B at the request of Party A; if Party B entrusts Party A to recover, the costs incurred are borne by Party B.

Article 11: Sublease

1.                          Party B may provide the leased housing under the Contract for a third party for paid use for the purpose of data center services with in term of lease according to the permission scope of its own main business and Party B guarantees to own relevant qualification for sublease of the operation and to carry out lawful operation. Party B shall not be relieved from the obligations for Party A for the sublease behavior, including but not limited to rent payment.

2.                          In case of sublease not for the purposes agreed herein, Party B is deemed as breach of contract and shall bear relevant liability for damage no lower than 1.25 times the full earnings obtained by Party B from sublease.

Article 12: Rights and obligations of both parties

I. Rights and obligations of Party A

1.                          The ownership of the leased warehouse is not changed due to signing of the Contract;

2.                          Properly manage the private land and attachments according to relevant contract provisions and Party A’s rules and regulations;

3.                          Ensure normal operation of the firefighting and security facilities in the public areas and make regular inspection and maintenance in strict accordance with relevant provisions;

4.                          Take charge of plantation and health in public areas and maintain good work environment;

5.                          Strictly control the issue of the work permits and access cards (temporary access card) and strictly register the incoming and outgoing personnel;

6.                          Strictly comply with various contract provisions;

7.                          Collect rent and other service charges according to the contract terms;

8.                          Party A shall provide active coordination during decoration and transformation by Party B;

9.                          Party A shall submit power supply capacity increase for approval according to Party B’s requirements;

10.                   Party A is responsible for covering the building insurance for the housing provided in the insurance company at the cost of Party A;

11.                   For operation in Party B’s leased housing within the lease term, Party A shall notify in advance and obtain the consent of Party B and comply with Party B’s rules and regulations under the guidance of Party B except emergencies;

12.                   Party A guarantees that Party B will not be subject to relevant improper interference from Party A within the lease term.

II. Rights and obligations of Party B

1.                          Enjoy the right to use and earnings of the leased warehouse within the lease term;

2.                          Properly use the leased housing, actively maintain the housing, immediately take remedial measures and timely notify Party A in case of housing damage;

3.                          Accept Party A’s security management and fire inspection and comply with relevant rules and regulations of Party A;

4.                          Strictly comply with various contract provisions;

5.                          Timely pay the warehouse rent, service charges and relevant costs;

6.                          Party B is responsible for the data center transformation project of the warehouse.Before the transformation project, Party B shall submit the transformation scheme to Party A and obtain the consent of Party A and relevant competent departments.Party B shall timely report the project progress to Party A in the decoration and transformation process;

7.                          Party B is responsible for buying the equipment and property related insurance in the insurance company at the cost of Party B.

Article 13: Commitment and guarantee

The commitment and guarantee of Party A to Party B are as follows:

1.                          Party A guarantees that it is the legal owner of the leased housing and that the leased housing meets the requirements herein.Party A provides the ownership certificates (land use certificate and project completion acceptance registration form) of the leased housing when signing the Contract and shall provide the copy of the leased housing title deed for Party B within 15 days after obtaining the title deed.

2.                          Party A guarantees that any mortgage, guarantee or other behaviors that may affect Party B to exercise the housing lease right are not set in the leased housing on the signing date of the Contract.To mortgage the leased housing and provide a third party with guarantee and other rights within the lease term, Party A shall give a written notice to Party B within 15 days after signing of the mortgage contract and guarantee contract.

3.                          Any change in the ownership of the leased housing in the lease term does not affect performance of the Contract. Party A shall guarantee the transferee to confirm the rights of Party B under the Contract and bear the obligations herein.

4.                          If intentionally selling the leased housing in the lease term, Party A shall give a prior written to Party B. Party B has the priority to purchase under equal conditions. Party A commits not to sell the leased housing to a third party having competitive relation with Party B (engaged in data center, disaster recovery center and IT outsourcing services) unless otherwise agreed by Party B in writing.

5.                          Party A guarantees that signing and performance of the Contract have been subject to necessary consent, approval and authorization. Party A agrees that Party A will compensate Party B for the losses since above commitment and guarantee made by Party A are verified to be untruthful and misleading.

Article 14: Liability for breach of contract

I. Direct loss compensation and additional punishment

If violating relevant provisions herein or causing losses to the other party directly for the reasons of the default party, the default party shall compensate for the resulting direct losses to the other party. In case of grave breach of contract, the default party, in addition to compensating for the direct losses to the other party, shall be subject to additional punishment to the limit of 100% of the lease deposit, i.e. RMB[REDACTED]27 (in words: RMB[REDACTED]28).

The following behaviors are deemed as grave breach of contract:

1.                          Party A fails to timely provide the leased housing for 15 days after the agreed delivery date;

2.                          The leased housing cannot be used normally for 30 consecutive days for Party A’s reasons;

3.                          Party B is behind in payment of house rent for 2 months;

4.                          Party B conceals the cargo nature and stores the dangerous goods in the leased housing, resulting in major loss; or Party B fails to rectify effectively after Party A makes written opinions;

5.                          Party B violates national regulations of relevant provisions of the customs on cargo supervision, causing that the whole housing area of Party A is restricted for operation or the lessees other than Party B cannot work normally for 3 days;

6.                          Other behaviors resulting in damage to the warehouse building without the consent of Party A;

7.                          Other behaviors violating national regulations or contract provisions and causing major personal, property or reputation damage to the other party.

II. Special agreement on early termination of the contract unilaterally except otherwise stipulated herein

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1.                          If Party B fails to comply with the contract provisions and terminates the Contract in advance, Party A does not return the lease deposit of RMB[REDACTED]29 (in words: RMB[REDACTED]30) and Party B shall compensate Party A for the direct losses and bear additional punishment to the limit of 7-month rent, i.e. RMB[REDACTED]31 (in words: RMB[REDACTED]32) within 10 days.

2.                          If Party A terminates the Contract in advance or the Contract cannot continue to be performed for Party A’s reasons, Party A shall return the lease deposit to Party B, compensate Party B for direct loss and bear additional punishment to the limit of 1-year rent, i.e. RMB[REDACTED]33 (in words: RMB[REDACTED]34) within 10 days.

3.                          The insurance bought by both parties respectively is used as the first way for loss compensation.

4.                          The respective “direct losses” of Party A and Party B must be appraised by a third-party independent appraisal agency approved by both parties.

Article 15: Exemption clause

1.                          In case of leased housing damage and failure to perform the Contract according to the agreed conditions for force majeure, both parties do not bear the liability for breach of contract, but the party encountering the force majeure shall immediately notify the other party.

2.                          The property loss to Party A and Party B for force majeure within the lease term is handled by respective party.

3.                          Party A is not deemed as breach of contract if the service level falls temporarily, some public facilities and places cannot be used and the leased housing cannot be used in part as a result of Party B’s transformation of the building.

Article 16: Discharge (termination) of contract

1.                          In case of any of the following behaviors of either party, the other party has the right to unilaterally terminate the Contract and reserve the right to claim:

1)                         Pay the rent and other costs for more than 60 days overdue;

2)                         Fail to deliver the housing for more than 30 days overdue beyond the agreed deadline herein;

3)                         The leased housing does not meet the contract agreement, resulting in failure to achieve the contract purpose;

4)                         Be bankrupt, dissolved or closed down;

5)                         Either party seriously violates relevant national regulations, resulting the operation stop of the other party for 30 days;

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2.                          Either party may require early termination of the Contract only with a written notice to the other party two days in advance and by consensus;

3.                          The Contract may be terminated if the Contract cannot continue to be performed or continuing performance will cause major loss to the other party due to force majeure.

Article 17: Confidentiality

1.                          Both parties to the Contract shall strictly keep the trade secrets classified by proper confidential measures and take all reasonable measures to prevent their received materials from being distributed, disseminated, disclosed, copied, misused or contacted by irrelevant personnel. Without permission of the obligee, neither party may provide for the third party or independently use the trade secrets obtained during signing and performance of the Contract;

2.                          The confidentiality period finishes 2 years after termination of the Contract;

3.                          The trade secrets herein include but are not limited to the Contracts and its appendixes, any cost, operating procedure and other information of either party to the Contract or the information obtained by one party on the commercial activities of the other party.

Article 18: Dispute resolution

Any dispute arising from and related to the Contract is resolved by both parties through negotiation; if the negotiation fails, either party may apply for arbitration to China International Economic and Trade Arbitration Commission South China Branch.

Article 19: Appendixes to contract

1.                          Party A and Party B provide one copy of the business license for enterprise’s legal person, organization code certificate, tax registration certificate and other qualification certificates required for enterprises respectively;

2.                          After execution of the Contract, both parties may change or supplement the contract content in writing as the appendixes to the Contract;

3.                          The appendixes have equal legal effect with the Contract.

Article 20: Execution of contract

The Contract is made out in quadruplicate with equal legal effect and takes effect immediately after being signed and sealed by both parties. Party A and Party B hold two copies respectively.

(No text below)

Party A: Shenzhen Energy Logistics Co., Ltd.	Party B: EDS (HK) Limited[EDS (HK) Limited ]

Signature of legal person or authorized person:	Signature of legal person or authorized person:

Company (seal):	Company (seal):

Signed in (Shenzhen) on July 16, 2012